Exhibit 99.1

MongoDB, Inc. Announces Fourth Quarter and Full Year Fiscal 2019 Financial Results
ASC 606:
Fourth Quarter Fiscal 2019 Total Revenue of $85.5 million, up 71% Year-over-Year
Full Year Fiscal 2019 Total Revenue of $267.0 million, up 61% Year-over-Year
MongoDB Atlas Revenue 32% of Total Q4 Revenue, up over 400% Year-over-Year
ASC 605:
Fourth Quarter Fiscal 2019 Total Revenue of $83.1 million, up 85% Year-over-Year
Full Year Fiscal 2019 Total Revenue of $253.8 million, up 64% Year-over-Year
MongoDB Atlas Revenue 34% of Total Q4 Revenue, up over 400% Year-over-Year

Note: We recently adopted the new revenue recognition accounting standard Accounting Standards Codification ("ASC") 606 effective as of January 31, 2019 and applied as of February 1, 2018, on a full retrospective basis. This press release includes additional information to reconcile the impacts of the adoption of ASC 606 on our financial results for the fourth fiscal quarter and full fiscal year ended January 31, 2019. This includes the presentation of our financial results for the fourth fiscal quarter and full fiscal year 2019 under the prior revenue recognition standard ASC 605.
New York City, New York - March 13, 2019 - MongoDB, Inc. (NASDAQ: MDB), the leading modern, general purpose database platform, today announced its financial results for the fourth quarter and fiscal year ended January 31, 2019.
“MongoDB’s exceptional fourth quarter performance capped a record year for the company,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB. “MongoDB is being adopted by an ever increasing number of companies across diverse industries who recognize the power of our next-generation database platform to drive business performance, increase agility and shorten time to market.”
Ittycheria added, “MongoDB Atlas, our fully managed global, multi-cloud database service, achieved a major milestone in the fourth quarter, surpassing $100 million in annualized revenue run rate less than three years from launch. At approximately one third of our revenue, MongoDB Atlas’ tremendous growth highlights its compelling value to enable customers to focus on innovation and offload the operational burden of database management.”
Fourth Quarter Fiscal 2019 Financial Highlights Under ASC 606

•
Revenue: Total revenue was $85.5 million in the fourth quarter fiscal 2019, an increase of 71% year-over-year. Subscription revenue was $80.6 million, an increase of 73% year-over-year, and services revenue was $4.9 million, an increase of 37% year-over-year.

•
Gross Profit: Gross profit was $59.9 million in the fourth quarter fiscal 2019, representing a 70% gross margin, compared to 75% year-ago period. Non-GAAP gross profit was $61.0 million, representing a 71% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $23.8 million in the fourth quarter fiscal 2019, compared to $20.9 million in the year-ago period. Non-GAAP loss from operations was $9.7 million, compared to $14.5 million in the year-ago period.

•
Net Loss: Net loss was $22.2 million, or $0.41 per share based on 53.8 million weighted-average shares outstanding, in the fourth quarter fiscal 2019. This compares to $20.0 million, or $0.40 per share based on 50.3 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $9.1 million or $0.17 per share. This compares to $13.6 million or $0.27 per share in the year-ago period.

•
Cash and Cash Flow: As of January 31, 2019, MongoDB had $466.5 million in cash, cash equivalents, short-term investments and restricted cash. During the three months ended January 31, 2019, MongoDB used $9.5 million of cash in operations and $3.2 million in capital expenditures, leading to negative free cash flow of $12.6 million, compared to negative free cash flow of $8.1 million in the year-ago period.

Fourth Quarter Fiscal 2019 Financial Highlights Under ASC 605

•
Revenue: Total revenue was $83.1 million in the fourth quarter fiscal 2019, an increase of 85% year-over-year. Subscription revenue was $78.3 million, an increase of 87% year-over-year, and services revenue was $4.9 million, an increase of 54% year-over-year.

•
Gross Profit: Gross profit was $57.5 million in the fourth quarter fiscal 2019, representing a 69% gross margin, compared to 72% year-ago period. Non-GAAP gross profit was $58.6 million, representing a 71% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $28.7 million in the fourth quarter fiscal 2019, compared to $27.3 million in the year-ago period. Non-GAAP loss from operations was $14.6 million, compared to $20.9 million in the year-ago period.

•
Net Loss: Net loss was $27.1 million, or $0.50 per share based on 53.8 million weighted-average shares outstanding, in the fourth quarter fiscal 2019. This compares to $26.4 million, or $0.52 per share based on 50.3 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $14.0 million or $0.26 per share. This compares to $20.0 million or $0.40 per share in the year-ago period.

Full Year Fiscal 2019 Financial Highlights Under ASC 606

•
Revenue: Total revenue was $267.0 million for the full year fiscal 2019, an increase of 61% year-over-year. Subscription revenue was $248.4 million, an increase of 64% year-over-year, and services revenue was $18.6 million, an increase of 31% year-over-year.

•
Gross Profit: Gross profit was $193.4 million for the full year fiscal 2019, representing a 72% gross margin compared to 74% in the prior year. Non-GAAP gross profit was $196.7 million, representing a 74% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $97.8 million for the full year fiscal 2019, compared to $84.9 million in the prior year. Non-GAAP loss from operations was $54.2 million, compared to $62.8 million in the prior year.

•
Net Loss: Net loss was $99.0 million, or $1.90 per share based on 52.0 million weighted-average shares outstanding, for the full year fiscal 2019. This compares to $84.0 million, or $3.54 per share based on 23.7 million weighted-average shares outstanding, in the prior year. Non-GAAP net loss was $52.2 million, or $1.00 per share based on 52.0 million weighted-average shares outstanding. This compares to $62.0 million, or $1.43 per share based on 43.2 million non-GAAP weighted-average shares outstanding, in the prior year.

•
Cash and Cash Flow: During the year ended January 31, 2019, MongoDB used $42.0 million of cash in operations and $6.8 million in capital expenditures, leading to negative free cash flow of $48.8 million, compared to negative free cash flow of $47.0 million in the prior year.

Full Year Fiscal 2019 Financial Highlights Under ASC 605

•
Revenue: Total revenue was $253.8 million for the full year fiscal 2019, an increase of 64% year-over-year. Subscription revenue was $235.8 million, an increase of 67% year-over-year, and services revenue was $18.0 million, an increase of 38% year-over-year.

•
Gross Profit: Gross profit was $180.2 million for the full year fiscal 2019, representing a 71% gross margin, compared to 72% in the prior year. Non-GAAP gross profit was $183.5 million, representing a 72% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $117.6 million for the full year fiscal 2019, compared to $97.3 million in the prior year. Non-GAAP loss from operations was $74.1 million, compared to $75.1 million in the prior year.

•
Net Loss: Net loss was $118.9 million, or $2.28 per share based on 52.0 million weighted-average shares outstanding, for the full year fiscal 2019. This compares to $96.4 million, or $4.06 per share based on 23.7 million weighted-average shares outstanding, in the prior year. Non-GAAP net loss was $72.0 million, or $1.38 per share based on 52.0 million weighted-average shares outstanding. This compares to $74.3 million, or $1.72 per share based on 43.2 million non-GAAP weighted-average shares outstanding, in the prior year.

A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Fourth Quarter Fiscal 2019 and Recent Business Highlights

•
Experienced a continuation of strong developer adoption in the fourth quarter of fiscal year 2019. The total number of MongoDB downloads from our website alone is now more than 60 million. We have seen adoption accelerate with more than 20 million downloads in the last 12 months, an increase from the more than 12 million downloads in fiscal year 2018. Nearly 1.2 million developers have registered for MongoDB University, the company’s online training and certification program.

•
Selected by customers across a variety of industries for an increasingly wide range of mission critical workloads. Over the past fiscal year, the number of customers with an annualized spend of more than $1 million grew by 77% to 39, and the number of six-figure customer relationships expanded by 57% to 557. MongoDB now has over 13,400 customers, up approximately 130% from last year, including over 11,400 Atlas customers, of which approximately 4,200 were acquired from mLab.

•
Continued to add features to MongoDB Atlas that further differentiate it from competing products. In addition, Atlas expanded support to 60 total regions across multiple public cloud networks, making it the most widely available global cloud database on the market.

•
Promoted Cedric Pech to Chief Revenue Officer. He joined MongoDB in 2017 to lead MongoDB’s sales team in Europe, Middle East and Africa, where MongoDB rapidly scaled the salesforce and drove exceptional growth throughout the region. Cedric will be responsible for developing and executing MongoDB’s global sales strategy.

Business Outlook
Based on information as of today, March 13, 2019, MongoDB is issuing the following financial guidance for the first quarter and full year fiscal 2020. Please note that this guidance is presented under ASC 606.

	First Quarter Fiscal 2020	Full Year Fiscal 2020
Revenue	$82.0 million to $84.0 million	$363.0 million to $371.0 million
Non-GAAP Loss from Operations	$(14.0) million to $(13.0) million	$(59.0) million to $(55.0) million
Non-GAAP Net Loss per Share	$(0.25) to $(0.23)	$(1.06) to $(0.98)
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, March 13, 2019, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at http://investors.mongodb.com. To access the call by phone, dial 866-548-4713 (domestic) or 323-794-2093 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 1923915. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.
About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 13,000 customers in over 100 countries. The MongoDB database platform has been downloaded over 60 million times and there have been more than one million MongoDB University registrations.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the first fiscal quarter and full year fiscal 2020. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission (“SEC”) filings and reports, including our Annual Report on Form 10-K filed on March 30, 2018 and our Quarterly Report on Form 10-Q filed on September 7, 2018 and December 6, 2018, as well as future filings and reports by us. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Non-GAAP loss from operations and non-GAAP net loss exclude:

•	stock-based compensation expense;

•	amortization of intangible assets for the recently acquired customer relationships and acquired technology associated with the purchase of mLab, as well as for the prior acquisition of WiredTiger;

•	amortization of the Founder Holdback associated with the mLab purchase, that was deemed to be compensation expense for GAAP purposes;

•	acquisition costs associated with the purchase of mLab;

•	accelerated charges associated with the New York City office move; and

•
in the case of non-GAAP net loss, non-cash interest expense related to our convertible senior notes, a non-recurring income tax benefit associated with the acquisition of mLab intangible assets, and the change in fair value of warrant liability.

Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted, and for periods prior to and including the period in which we completed our initial public offering, giving effect to the conversion of preferred stock at the beginning of the period. MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities less capital expenditures and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at http://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
Mark Wheeler
MongoDB
866-237-8815 x7186
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	As of January 31,
	2019	2018 *As Adjusted
Assets
Current assets:
Cash and cash equivalents	$147,831	$61,902
Short-term investments	318,139	217,072
Accounts receivable, net of allowance for doubtful accounts of $1,539 and $1,238 as of January 31, 2019 and 2018, respectively	64,833	46,872
Deferred commissions	15,878	11,798
Prepaid expenses and other current assets	19,555	9,638
Total current assets	566,236	347,282
Property and equipment, net	73,664	59,557
Goodwill	41,878	1,700
Acquired intangible assets, net	15,894	1,627
Deferred tax assets	1,193	326
Other assets	34,611	22,352
Total assets	$733,476	$432,844
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,153	$2,261
Accrued compensation and benefits	25,982	17,433
Other accrued liabilities	14,169	8,423
Deferred revenue	122,333	84,415
Total current liabilities	164,637	112,532
Deferred rent, non-current	2,567	925
Deferred tax liability, non-current	106	18
Deferred revenue, non-current	15,343	16,499
Convertible senior notes, net	216,858	—
Other liabilities, non-current	69,399	55,213
Total liabilities	468,910	185,187
Stockholders’ equity:
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of January 31, 2019 and 2018; 36,286,573 and 13,303,028 shares issued and outstanding as of January 31, 2019 and 2018, respectively	36	13
Class B common stock, par value of $0.001 per share; 100,000,000 shares authorized as of January 31, 2019 and 2018; 18,134,608 and 37,371,914 shares issued as of January 31, 2019 and 2018, respectively; 18,035,237 and 37,272,543 shares outstanding as of January 31, 2019 and 2018, respectively	18	38
Additional paid-in capital	754,612	638,680
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of January 31, 2019 and 2018	(1,319)	(1,319)
Accumulated other comprehensive loss	(174)	(159)
Accumulated deficit	(488,607)	(389,596)
Total stockholders’ equity	264,566	247,657
Total liabilities and stockholders’ equity	$733,476	$432,844
* Prior period information has been adjusted to reflect the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“New Revenue Standard”), which MongoDB adopted on January 31, 2019 and applied retrospectively as of February 1, 2018.

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018 *As Adjusted	2019	2018 *As Adjusted
Revenue:
Subscription	$80,632	$46,498	$248,391	$151,853
Services	4,852	3,553	18,625	14,175
Total revenue	85,484	50,051	267,016	166,028
Cost of revenue:
Subscription(1)	20,821	9,097	56,255	30,766
Services(1)	4,746	3,304	17,313	12,093
Total cost of revenue	25,567	12,401	73,568	42,859
Gross profit	59,917	37,650	193,448	123,169
Operating expenses:
Sales and marketing(1)	42,482	31,534	148,296	109,073
Research and development(1)	26,600	16,788	89,854	62,202
General and administrative(1)	14,596	10,242	53,063	36,775
Total operating expenses	83,678	58,564	291,213	208,050
Loss from operations	(23,761)	(20,914)	(97,765)	(84,881)
Other income (expense), net	(2,424)	1,349	(4,564)	2,195
Loss before provision for income taxes	(26,185)	(19,565)	(102,329)	(82,686)
Provision for income taxes	(3,998)	470	(3,318)	1,287
Net loss	$(22,187)	$(20,035)	$(99,011)	$(83,973)
Net loss per share, basic and diluted	$(0.41)	$(0.40)	$(1.90)	$(3.54)
Weighted-average shares used to compute net loss per share, basic and diluted	53,825,561	50,287,162	52,034,596	23,718,391

* Prior period information has been adjusted to reflect the adoption of the New Revenue Standard, which MongoDB adopted on January 31, 2019 and applied retrospectively as of February 1, 2018.
(1) Includes stock-based compensation expense as follows:
	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
Cost of revenue—subscription	$644	$227	$2,047	$730
Cost of revenue—services	439	170	1,239	462
Sales and marketing	3,620	1,964	11,059	6,364
Research and development	3,446	1,680	11,687	5,752
General and administrative	2,404	2,128	11,371	7,927
Total stock‑based compensation expense	$10,553	$6,169	$37,403	$21,235

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018 *As Adjusted	2019	2018 *As Adjusted
Cash flows from operating activities
Net loss	$(22,187)	$(20,035)	$(99,011)	$(83,973)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,458	914	5,792	3,703
Stock-based compensation	10,553	6,169	37,403	21,235
Amortization of debt discount and issuance costs	3,166	—	7,399	—
Non-cash interest on office financing lease	911	—	1,570	—
Deferred income taxes	(4,609)	(465)	(4,960)	(302)
Change in fair value of warrant liability	—	—	—	(101)
Change in operating assets and liabilities:
Accounts receivable	(24,491)	(11,248)	(15,224)	(15,901)
Prepaid expenses and other current assets	(82)	779	(9,583)	(2,782)
Deferred commissions	(6,549)	(4,657)	(16,134)	(6,422)
Other long-term assets	(181)	(17)	(214)	(687)
Accounts payable	(748)	(1,058)	(913)	(371)
Deferred rent	384	(48)	1,642	(133)
Accrued liabilities	6,380	5,952	13,564	8,115
Deferred revenue	25,515	16,002	36,680	32,738
Net cash used in operating activities	(9,480)	(7,712)	(41,989)	(44,881)
Cash flows from investing activities
Purchases of property and equipment	(3,150)	(421)	(6,848)	(2,135)
Acquisitions, net of cash acquired	(55,517)	—	(55,517)	—
Proceeds from maturities of marketable securities	244,000	8,000	450,000	82,230
Purchases of marketable securities	(178,178)	(179,503)	(547,914)	(252,382)
Net cash provided by (used in) investing activities	7,155	(171,924)	(160,279)	(172,287)
Cash flows from financing activities
Proceeds from exercise of stock options, including early exercised stock options	4,613	166	22,244	8,367
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	4,906	—	10,532	—
Repurchase of early exercised stock options	—	(93)	(327)	(242)
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	—	291,145	—
Payment for purchase of capped calls	—	—	(37,086)	—
Proceeds from tenant improvement allowance on build-to-suit lease	1,095	—	1,728	—
Proceeds from the IPO, net of underwriting discounts and commissions	—	—	—	205,494
Proceeds from exercise of redeemable convertible preferred stock warrants	—	—	—	1
Payment of offering costs	—	(1,384)	—	(3,728)
Net cash provided by (used in) financing activities	10,614	(1,311)	288,236	209,892
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	53	109	(48)	291
Net increase (decrease) in cash, cash equivalents, and restricted cash	8,342	(180,838)	85,920	(6,985)
Cash, cash equivalents, and restricted cash, beginning of period	140,005	243,265	62,427	69,412
Cash, cash equivalents, and restricted cash, end of period	$148,347	$62,427	$148,347	$62,427

*	Prior period information has been adjusted to reflect the adoption of the New Revenue Standard, which MongoDB adopted on January 31, 2019 and applied retrospectively as of February 1, 2018.

MONGODB, INC.
IMPACT OF ADOPTION OF THE NEW REVENUE STANDARD
ON THE QUARTERLY STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended												Year Ended
	April 30, 2018 As Previously Reported	Impact of Adoption	April 30, 2018 As Adjusted	July 31, 2018 As Previously Reported	Impact of Adoption	July 31, 2018 As Adjusted	October 31, 2018 As Previously Reported	Impact of Adoption	October 31, 2018 As Adjusted	January 31, 2019 Old Revenue Standard	Impact of Adoption	January 31, 2019 As Adjusted	January 31, 2019 Old Revenue Standard	Impact of Adoption	January 31, 2019 As Adjusted
Revenue:
Subscription	$44,565	$1,504	$46,069	$52,933	$2,153	$55,086	$60,090	$6,514	$66,604	$78,250	$2,382	$80,632	$235,838	$12,553	$248,391
Services	3,657	413	4,070	4,557	(32)	4,525	4,895	283	5,178	4,858	(6)	4,852	17,967	658	18,625
Total revenue	48,222	1,917	50,139	57,490	2,121	59,611	64,985	6,797	71,782	83,108	2,376	85,484	253,805	13,211	267,016
Cost of revenue:
Subscription	10,070	—	10,070	12,116	—	12,116	13,248	—	13,248	20,821	—	20,821	56,255	—	56,255
Services	3,679	—	3,679	4,378	—	4,378	4,510	—	4,510	4,746	—	4,746	17,313	—	17,313
Total cost of revenue	13,749	—	13,749	16,494	—	16,494	17,758	—	17,758	25,567	—	25,567	73,568	—	73,568
Gross profit	34,473	1,917	36,390	40,996	2,121	43,117	47,227	6,797	54,024	57,541	2,376	59,917	180,237	13,211	193,448
Operating expenses:
Sales and marketing	33,889	(692)	33,197	37,880	(1,343)	36,537	38,116	(2,036)	36,080	45,058	(2,576)	42,482	154,943	(6,647)	148,296
Research and development	18,645	—	18,645	21,430	—	21,430	23,179	—	23,179	26,600	—	26,600	89,854	—	89,854
General and administrative	11,227	—	11,227	12,254	—	12,254	14,986	—	14,986	14,596	—	14,596	53,063	—	53,063
Total operating expenses	63,761	(692)	63,069	71,564	(1,343)	70,221	76,281	(2,036)	74,245	86,254	(2,576)	83,678	297,860	(6,647)	291,213
Loss from operations	(29,288)	2,609	(26,679)	(30,568)	3,464	(27,104)	(29,054)	8,833	(20,221)	(28,713)	4,952	(23,761)	(117,623)	19,858	(97,765)
Other income (expense), net	591	—	591	(432)	—	(432)	(2,299)	—	(2,299)	(2,424)	—	(2,424)	(4,564)	—	(4,564)
Loss before provision for income taxes	(28,697)	2,609	(26,088)	(31,000)	3,464	(27,536)	(31,353)	8,833	(22,520)	(31,137)	4,952	(26,185)	(122,187)	19,858	(102,329)
Provision for income taxes	467	—	467	246	—	246	(33)	—	(33)	(3,998)	—	(3,998)	(3,318)	—	(3,318)
Net loss	$(29,164)	$2,609	$(26,555)	$(31,246)	$3,464	$(27,782)	$(31,320)	$8,833	$(22,487)	$(27,139)	$4,952	$(22,187)	$(118,869)	$19,858	$(99,011)
Net loss per share, basic and diluted	$(0.58)	$0.05	$(0.53)	$(0.61)	$0.07	$(0.54)	$(0.59)	$0.16	$(0.43)	$(0.50)	$0.09	$(0.41)	$(2.28)	$0.38	$(1.90)
Weighted-average shares used to compute net loss per share, basic and diluted	50,350	—	50,350	51,185	—	51,185	52,703	—	52,703	53,826	—	53,826	52,035	—	52,035

MONGODB, INC.
IMPACT OF ADOPTION OF THE NEW REVENUE STANDARD
ON THE QUARTERLY BALANCE SHEETS
(in thousands)
(unaudited)

	April 30, 2018 As Previously Reported	Impact of Adoption	April 30, 2018 As Adjusted	July 31, 2018 As Previously Reported	Impact of Adoption	July 31, 2018 As Adjusted	October 31, 2018 As Previously Reported	Impact of Adoption	October 31, 2018 As Adjusted	January 31, 2019 Old Revenue Standard	Impact of Adoption	January 31, 2019 As Adjusted
Assets
Current assets:
Cash and cash equivalents	$111,617	$—	$111,617	$122,771	$—	$122,771	$139,490	$—	$139,490	$147,831	$—	$147,831
Short-term investments	159,371	—	159,371	399,906	—	399,906	382,681	—	382,681	318,139	—	318,139
Accounts receivable, net	32,475	—	32,475	38,340	—	38,340	37,497	—	37,497	64,833	—	64,833
Deferred commissions	13,155	(853)	12,302	14,857	(2,023)	12,834	19,143	(4,866)	14,277	22,531	(6,653)	15,878
Prepaid expenses and other current assets	9,101	4,048	13,149	7,832	5,314	13,146	8,653	9,238	17,891	11,580	7,975	19,555
Total current assets	325,719	3,195	328,914	583,706	3,291	586,997	587,464	4,372	591,836	564,914	1,322	566,236
Property and equipment, net	63,335	—	63,335	70,374	—	70,374	73,191	—	73,191	73,664	—	73,664
Goodwill	1,700	—	1,700	1,700	—	1,700	1,700	—	1,700	41,878	—	41,878
Acquired intangible assets, net	1,406	—	1,406	1,185	—	1,185	965	—	965	15,894	—	15,894
Deferred tax assets	323	—	323	300	—	300	701	—	701	1,193	—	1,193
Other assets	7,744	15,439	23,183	6,665	17,952	24,617	6,649	22,833	29,482	7,417	27,194	34,611
Total assets	$400,227	$18,634	$418,861	$663,930	$21,243	$685,173	$670,670	$27,205	$697,875	$704,960	$28,516	$733,476
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	1,429	—	1,429	2,256	—	2,256	1,942	—	1,942	2,153	—	2,153
Accrued compensation and benefits	14,773	—	14,773	14,981	—	14,981	21,615	—	21,615	25,982	—	25,982
Other accrued liabilities	8,518	—	8,518	13,473	—	13,473	12,169	—	12,169	14,169	—	14,169
Deferred revenue	119,936	(32,394)	87,542	125,526	(33,435)	92,091	136,609	(38,480)	98,129	164,681	(42,348)	122,333
Total current liabilities	144,656	(32,394)	112,262	156,236	(33,435)	122,801	172,335	(38,480)	133,855	206,985	(42,348)	164,637
Deferred rent, non-current	1,397	—	1,397	1,842	—	1,842	2,183	—	2,183	2,567	—	2,567
Deferred tax liability, non-current	19	—	19	39	—	39	42	—	42	106	—	106
Deferred revenue, non-current	21,909	(5,745)	16,164	20,235	(5,559)	14,676	17,229	(3,386)	13,843	18,501	(3,158)	15,343
Convertible senior notes, net	—	—	—	210,553	—	210,553	213,692	—	213,692	216,858	—	216,858
Other long term liabilities	59,739	—	59,739	66,401	—	66,401	67,944	—	67,944	69,399	—	69,399
Total liabilities	227,720	(38,139)	189,581	455,306	(38,994)	416,312	473,425	(41,866)	431,559	514,416	(45,506)	468,910
Stockholders’ equity:
Class A common stock	24	—	24	30	—	30	35	—	35	36	—	36
Class B common stock	27	—	27	22	—	22	18	—	18	18	—	18
Additional paid-in capital	646,973	—	646,973	714,401	—	714,401	734,381	—	734,381	754,612	—	754,612
Treasury stock, 99,371 shares	(1,319)	—	(1,319)	(1,319)	—	(1,319)	(1,319)	—	(1,319)	(1,319)	—	(1,319)
Accumulated other comprehensive loss	(274)	—	(274)	(340)	—	(340)	(380)	—	(380)	(174)	—	(174)
Accumulated deficit	(472,924)	56,773	(416,151)	(504,170)	60,237	(443,933)	(535,490)	69,071	(466,419)	(562,629)	74,022	(488,607)
Total stockholders’ equity	172,507	56,773	229,280	208,624	60,237	268,861	197,245	69,071	266,316	190,544	74,022	264,566
Total liabilities and stockholders’ equity	$400,227	$18,634	$418,861	$663,930	$21,243	$685,173	$670,670	$27,205	$697,875	$704,960	$28,516	$733,476

MONGODB, INC.
QUARTERLY STATEMENTS OF OPERATIONS AND DEFERRED REVENUE
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	January 31, 2019	October 31, 2018 *As Adjusted	July 31, 2018 *As Adjusted	April 30, 2018 *As Adjusted	January 31, 2018 *As Adjusted	October 31, 2017 *As Adjusted	July 31, 2017 *As Adjusted	April 30, 2017 *As Adjusted
Revenue:
Subscription	$80,632	$66,604	$55,086	$46,069	$46,498	$39,062	$34,831	$31,462
Services	4,852	5,178	4,525	4,070	3,553	3,807	3,534	3,281
Total revenue	85,484	71,782	59,611	50,139	50,051	42,869	38,365	34,743
Cost of revenue:
Subscription(1)	20,821	13,248	12,116	10,070	9,097	7,904	7,215	6,550
Services(1)	4,746	4,510	4,378	3,679	3,304	3,167	2,973	2,649
Total cost of revenue	25,567	17,758	16,494	13,749	12,401	11,071	10,188	9,199
Gross profit	59,917	54,024	43,117	36,390	37,650	31,798	28,177	25,544
Operating expenses:
Sales and marketing(1)	42,482	36,080	36,537	33,197	31,534	28,460	27,066	22,013
Research and development(1)	26,600	23,179	21,430	18,645	16,788	16,588	15,749	13,077
General and administrative(1)	14,596	14,986	12,254	11,227	10,242	9,829	8,933	7,771
Total operating expenses	83,678	74,245	70,221	63,069	58,564	54,877	51,748	42,861
Loss from operations	(23,761)	(20,221)	(27,104)	(26,679)	(20,914)	(23,079)	(23,571)	(17,317)
Other income (expense), net	(2,424)	(2,299)	(432)	591	1,349	170	335	341
Loss before provision for income taxes	(26,185)	(22,520)	(27,536)	(26,088)	(19,565)	(22,909)	(23,236)	(16,976)
Provision for income taxes	(3,998)	(33)	246	467	470	336	252	229
Net loss	$(22,187)	$(22,487)	$(27,782)	$(26,555)	$(20,035)	$(23,245)	$(23,488)	$(17,205)
Net loss per share, basic and diluted	$(0.41)	$(0.43)	$(0.54)	$(0.53)	$(0.40)	$(1.33)	$(1.73)	$(1.31)
Weighted-average shares used to compute net loss per share, basic and diluted	53,825,561	52,702,526	51,185,258	50,350,052	50,287,162	17,421,642	13,600,435	13,164,559

*	Prior period information has been adjusted to reflect the adoption of the New Revenue Standard, which MongoDB adopted on January 31, 2019 and applied retrospectively as of February 1, 2018.

(1)	Includes stock‑based compensation expense as follows (unaudited, in thousands):

	Three Months Ended
	January 31, 2019	October 31, 2018	July 31, 2018	April 30, 2018	January 31, 2018	October 31, 2017	July 31, 2017	April 30, 2017
Cost of revenue—subscription	$644	$555	$489	$359	$227	$183	$170	$151
Cost of revenue—services	439	335	281	184	170	123	98	72
Sales and marketing	3,620	3,090	2,129	2,218	1,964	1,704	1,482	1,215
Research and development	3,446	3,131	2,904	2,206	1,680	1,505	1,322	1,245
General and administrative	2,404	3,153	3,206	2,610	2,128	2,184	1,845	1,771
Total stock‑based compensation expense	$10,553	$10,264	$9,009	$7,577	$6,169	$5,699	$4,917	$4,454
The following table presents a deferred revenue (current and non-current), as adjusted to reflect the adoption of the New Revenue Standard as of each of the periods indicated (unaudited, in thousands):

	January 31, 2019	October 31, 2018 *As Adjusted	July 31, 2018 *As Adjusted	April 30, 2018 *As Adjusted	January 31, 2018 *As Adjusted	October 31, 2017 *As Adjusted	July 31, 2017 *As Adjusted	April 30, 2017 *As Adjusted
Deferred revenue	$122,333	$98,129	$92,091	$87,542	$84,415	$69,393	$63,882	$59,456
Deferred revenue, non-current	15,343	13,843	14,676	16,164	16,499	15,122	11,805	9,422

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
Reflecting the adoption of the New Revenue Standard
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018 *As Adjusted	2019	2018 *As Adjusted
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$59,917	$37,650	$193,448	$123,169
Gross margin (Gross profit/Total revenue) on a GAAP basis	70.1%	75.2%	72.4%	74.2%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	644	227	2,047	730
Stock-based compensation expense: Cost of Revenue—Services	439	170	1,239	462
Non-GAAP gross profit	$61,000	$38,047	$196,734	$124,361
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	71%	76%	74%	75%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(23,761)	$(20,914)	$(97,765)	$(84,881)
Add back:
Stock-based compensation expense	10,553	6,169	37,403	21,235
Amortization of intangible assets and Founder Holdback associated with acquisitions	3,577	221	4,240	884
Acquisition costs	(60)	—	450	—
Accelerated charges associated with the New York City office move	—	—	1,450	—
Non-GAAP loss from operations	$(9,691)	$(14,524)	$(54,222)	$(62,762)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(22,187)	$(20,035)	$(99,011)	$(83,973)
Add back:
Stock-based compensation expense	10,553	6,169	37,403	21,235
Amortization of intangible assets associated with acquisitions and mLab Founder Holdback	3,577	221	4,240	884
Acquisition costs	(60)	—	450	—
Accelerated charges associated with the New York City office move	—	—	1,450	—
Non-cash interest expense related to convertible senior notes	3,166	—	7,399	—
Change in fair value of warrant liability	—	—	—	(101)
Non-recurring income tax benefit associated with the acquisition of mLab intangible assets	(4,119)	—	(4,119)	—
Non-GAAP net loss	$(9,070)	$(13,645)	$(52,188)	$(61,955)

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018 *As Adjusted	2019	2018 *As Adjusted
Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.41)	$(0.40)	$(1.90)	$(3.54)
Add back:
Stock-based compensation expense	0.20	0.13	0.72	0.90
Amortization of intangible assets associated with acquisitions and mLab Founder Holdback	0.06	—	0.08	0.04
Acquisition costs	—	—	0.01	—
Accelerated charges associated with the New York City office move	—	—	0.03	—
Non-cash interest expense related to convertible senior notes	0.06	—	0.14	—
Change in fair value of warrant liability	—	—	—	—
Non-recurring income tax benefit associated with the acquisition of mLab intangible assets	(0.08)	—	(0.08)	—
Impact of additional weighted-average shares giving effect to conversion of preferred stock at the beginning of the period	—	—	—	1.17
Non-GAAP net loss per share, basic and diluted	$(0.17)	$(0.27)	$(1.00)	$(1.43)

Reconciliation of GAAP weighted-average shares outstanding, basic and diluted, to non-GAAP weighted-average shares outstanding, basic and diluted, used to compute net loss per share:
Weighted-average shares used to compute net loss per share, basic and diluted, on a GAAP basis	53,825,561	50,287,162	52,034,596	23,718,391
Add back:
Additional weighted-average shares giving effect to conversion of preferred stock at the beginning of the period	—	—	—	19,494,691
Non-GAAP weighted-average shares used to compute net loss per share, basic and diluted	53,825,561	50,287,162	52,034,596	43,213,082

*	Prior-period information has been adjusted to reflect the adoption of the New Revenue Standard, which MongoDB adopted on January 31, 2019 and applied retrospectively as of February 1, 2018.
The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
Net cash used in operating activities	$(9,480)	$(7,712)	$(41,989)	$(44,881)
Capital expenditures	(3,150)	(421)	(6,848)	(2,135)
Capitalized software	—	—	—	—
Free cash flow	$(12,630)	$(8,133)	$(48,837)	$(47,016)

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
Results under the Old Revenue Standard (ASC 605)
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2019 Old Revenue Standard	2018 As Previously Reported	2019 Old Revenue Standard	2018 As Previously Reported
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$57,541	$32,640	$180,237	$111,660
Gross margin (Gross profit/Total revenue) on a GAAP basis	69%	72%	71%	72%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	644	227	2,047	730
Stock-based compensation expense: Cost of Revenue—Services	439	170	1,239	462
Non-GAAP gross profit	$58,624	$33,037	$183,523	$112,852
Non-GAAP gross profit margin (disclosure only)	71%	73%	72%	73%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(28,713)	$(27,253)	$(117,623)	$(97,267)
Add back:
Stock-based compensation expense	10,553	6,169	37,403	21,235
Amortization of intangible assets and Founder Holdback associated with acquisitions	3,577	221	4,240	884
Acquisition costs	(60)	—	450	—
Accelerated charges associated with the New York City office move	—	—	1,450	—
Non-GAAP loss from operations	$(14,643)	$(20,863)	$(74,080)	$(75,148)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(27,139)	$(26,374)	$(118,869)	$(96,359)
Add back:
Stock-based compensation expense	10,553	6,169	37,403	21,235
Amortization of intangible assets associated with acquisitions and mLab Founder Holdback	3,577	221	4,240	884
Acquisition costs	(60)	—	450	—
Accelerated charges associated with the New York City office move	—	—	1,450	—
Non-cash interest expense related to convertible senior notes	3,166	—	7,399	—
Change in fair value of warrant liability	—	—	—	(101)
Non-recurring income tax benefit associated with the acquisition of mLab intangible assets	(4,119)	—	(4,119)	—
Non-GAAP net loss	$(14,022)	$(19,984)	$(72,046)	$(74,341)

	Three Months Ended January 31,		Years Ended January 31,
	2019 Old Revenue Standard	2018 As Previously Reported	2019 Old Revenue Standard	2018 As Previously Reported
Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.50)	$(0.52)	$(2.28)	$(4.06)
Add back:
Stock-based compensation expense	0.20	0.12	0.72	0.90
Amortization of intangible assets associated with acquisitions and mLab Founder Holdback	0.06	—	0.08	0.04
Acquisition costs	—	—	0.01	—
Accelerated charges associated with the New York City office move	—	—	0.03	—
Non-cash interest expense related to convertible senior notes	0.06	—	0.14	—
Change in fair value of warrant liability	—	—	—	—
Non-recurring income tax benefit associated with the acquisition of mLab intangible assets	(0.08)	—	(0.08)	—
Impact of additional weighted-average shares giving effect to conversion of preferred stock at the beginning of the period	—	—	—	1.40
Non-GAAP net loss per share, basic and diluted	$(0.26)	$(0.40)	$(1.38)	$(1.72)

Reconciliation of GAAP weighted-average shares outstanding, basic and diluted, to non-GAAP weighted-average shares outstanding, basic and diluted, used to compute net loss per share:
Weighted-average shares used to compute net loss per share, basic and diluted, on a GAAP basis	53,825,561	50,287,162	52,034,596	23,718,391
Add back:
Additional weighted-average shares giving effect to conversion of preferred stock at the beginning of the period	—	—	—	19,494,691
Non-GAAP weighted-average shares used to compute net loss per share, basic and diluted	53,825,561	50,287,162	52,034,596	43,213,082